UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

                     Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Term Credit Agreement

On March 20, 2008, Texas Industries, Inc. (the “Company”) entered into the Term Credit Agreement with Bank of America, N.A., as Administrative Agent and lender, Wachovia Bank, National Association, as Syndication Agent and lender, Wells Fargo Bank, National Association, as Documentation Agent and lender, and other lenders (the “Term Credit Agreement”). The Term Credit Agreement provides for an unsecured $150 million senior term loan (the “term loan”) to the Company. The Company’s subsidiaries have guaranteed the Term Credit Agreement. The outstanding principal amount of the term loan will bear annual interest at either the LIBOR rate plus a margin of 2.25% to 2.50% or a base rate (which will be the higher of the federal funds rate plus 0.5% and the prime rate established by Bank of America, N.A.) plus a margin of 1.25% to 1.50%. The interest rate margins are based on the Company’s leverage ratio. The Company may prepay the term loan at any time without penalty. The Company must mandatorily prepay the term loan in the amount of the net cash proceeds from issuances of any additional senior notes or from certain asset sales. The Company must repay the outstanding principal amount of the term loan in eight quarterly payments of $1,875,000 beginning on August 31, 2008, followed by eight quarterly payments of $7,500,000 beginning August 31, 2010, with $75,000,000 due on August 15, 2012, the final maturity date of the term loan.

The Term Credit Agreement contains a number of negative covenants restricting, among other things, prepayment or redemption of the senior notes, distributions and dividends on and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens and affiliate transactions. The Company is required to comply with certain financial tests and to maintain certain financial ratios, such as leverage and interest coverage ratios. The Term Credit Agreement contains customary events of default. If an event of default occurs, the lenders may declare the unpaid principal and interest immediately due and payable and exercise any other remedies available to them.

A copy of the Term Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Second Amendment to First Amended and Restated Credit Agreement

Simultaneously with entering into the Term Credit Agreement, the Company entered into the Second Amendment to First Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, and other lenders (the “Second Amendment”). The Second Amendment amends the First Amended and Restated Credit Agreement dated as of August 15, 2007, to permit the Company to incur the debt represented by the Term Credit Agreement and to conform other provisions to the comparable provisions in the Term Credit Agreement.

A copy of the Second Amendment to First Amended and Restated Credit Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 20, 2008, the Company entered into the direct financial obligation set forth in Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1
Term Credit Agreement, dated as of March 20,2008, among the Company, Bank of America, N.A., as Administrative Agent and lender, Wachovia Bank, National Association, as Syndication Agent and lender, Wells Fargo Bank, National Association, as Documentation Agent and lender, and other lenders.

10.2
Second Amendment to First Amended and Restated Credit Agreement, dated as of March 20, 2008, among the Company, Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, and other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

	By:	/s/ Frederick G. Anderson
Frederick G. Anderson
Vice President and General Counsel
Date: March 24, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Term Credit Agreement, dated as of March 20,2008, among the Company, Bank of America, N.A., as Administrative Agent and lender, Wachovia Bank, National Association, as Syndication Agent and lender, Wells Fargo Bank, National Association, as Documentation Agents and as lender, and other lenders.

10.2
Second Amendment to First Amended and Restated Credit Agreement, dated as of March 20, 2008, among the Company, Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, and other lenders.